Exhibit 10.34

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 31, 2014 (the “Second Amendment Effective Date”), is made among Syndax Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), Solar Capital Ltd., a Maryland corporation (“SolarCap”), in its capacity as collateral agent (in such capacity, “Collateral Agent”) and the Lenders listed on Schedule 1.1 of the Loan and Security Agreement (as defined below) or otherwise a party hereto from time to time including SolarCap in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”).

The Borrower, the Lenders and the Collateral Agent are parties to a Loan and Security Agreement dated as of June 13, 2014 (as amended by the First Amendment to Loan and Security Agreement dated as of September 25, 2014 (the “First Amendment”), the “Loan and Security Agreement”). The Borrower has requested that the Lenders agree to certain amendments to the Loan and Security Agreement. The Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Loan and Security Agreement.

(a) The Loan and Security Agreement shall be amended as follows effective as of the Second Amendment Effective Date:

(i) Definitions Chart. The chart of definitions in Section 1.3 is amended as follows: a new line for “MSC Subsidiary” is added, which is defined in Section 7.8.

(ii) New Definitions. The following definitions are added to Section 1.3 in their proper alphabetical order:

“MSC Account” means any Collateral Account established and maintained by the MSC Subsidiary.

“MSC Investment Conditions” means that the Borrower has on deposit in a Collateral Account subject to a Control Agreement in favor of the Collateral Agent an amount of at least the lesser of (a) cash and Cash Equivalents held by the Borrower, or (b) One Hundred Twenty Percent (120%) of the total aggregate amount of outstanding Obligations.

“Second Amendment Effective Date” means December 31, 2014.

“Term C Transaction” means a strategic transaction in only Japan and South Korea whereby Borrower is to receive (i) a minimum of Seven Million Five Hundred Thousand Dollars ($7,500,000) in net equity proceeds and (ii) a minimum of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) in net licensing-related proceeds, in all cases subject to terms and conditions reasonably acceptable to Collateral Agent.

(iii) Amended and Restated Definitions. The following definitions are hereby amended and restated as follows:

“Term B Condition” means the satisfaction of both of the following by December 31, 2014 (provided, however, that this date shall be extended to March 31, 2015 as long as the Term C Loan is fully funded on the Second Amendment Effective Date): (a) the Term A Loans have been fully funded, and (b) Borrower has received a minimum of Fifteen Million Dollars ($15,000,000.00) in net proceeds (excluding any proceeds received in connection with the satisfaction of the Term A Condition) from a bona fide financing in the form of a sale of the Borrower’s Series C Preferred Stock to existing investors or other private equity or venture capital investors subject to terms and conditions reasonably acceptable to Collateral Agent.

“Term C Condition” means the satisfaction of both of the following by December 31, 2014: (a) the Term A Loans have been fully funded, and (b) Borrower has entered into the Term C Transaction.

“Term D Condition” means the satisfaction of both of the following by June 30, 2015 (provided, however, that this date shall be extended to September 31, 2015 as long as the Term C Loan is fully funded on the Second Amendment Effective Date): (a) the Term A Loans and either the Term B Loans or the Term C Loans have been fully funded, and (b) the consummation of an IPO resulting in the receipt of at least Thirty-Seven Million Dollars ($37,000,000.00) in net proceeds to Borrower.

(iv) Section 6.6(a). Section 6.6(a) is hereby amended by adding the following sentences at the end thereof:

On the Second Amendment Effective Date and until the earlier of Borrower (i) providing evidence reasonably satisfactory to Collateral Agent that Borrower has received all proceeds of the Term C Transaction, or (ii) returning the fully funded amount of the Term C Loan to Collateral Agent, Borrower shall hold at least the lesser of (a) cash and Cash Equivalents held by the Borrower or (b) Ten Million Dollars ($10,000,000) in an account subject to a Control Agreement in favor of the Collateral Agent. Notwithstanding the foregoing, the requirements set forth in this Section 6.6(a) shall not apply to the MSC Account.

(v) Section 6.10. Section 6.10 is hereby amended and restated as follows:

6.10 Creation/Acquisition of Subsidiaries. In the event any Borrower or any Subsidiary of any Borrower creates or acquires any Subsidiary after the Effective Date, Borrower or such Subsidiary shall take all actions reasonably requested by Bank to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed after the date hereof during the term of this Agreement): (i) if such New Subsidiary (except for the MSC Subsidiary) is organized under the laws of the United States, to cause such New Subsidiary to become either a co-Borrower hereunder or a secured guarantor with respect to the Obligations; and (ii) to grant and pledge to Collateral Agent a perfected security interest in 100% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary (including, for the avoidance of doubt, the MSC Subsidiary) which is organized under the laws of the United States, and 65% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary which is not organized under the laws of the United States.

(vi) Section 7.7. Section 7.7 is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, the MSC Subsidiary may pay dividends or make distributions to the Borrower.

(vii) Section 7.8. Section 7.8 is hereby amended and restated as follows:

7.8 Investments. Directly or indirectly make any Investment, or permit any of its Subsidiaries to do so other than (a) Permitted Investments, and (b) if the MSC Investment Conditions have been met and no Event of Default or an event that with the passage of time could result in an Event of Default, shall exist, Investments in a wholly-owned Subsidiary incorporated in Massachusetts for the purpose of holding Investments as a Massachusetts security corporation under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time) (the “MSC Subsidiary”). If at any time after the incorporation of the MSC Subsidiary the MSC Investment Conditions are not met, then (i) the Borrower shall immediately cause the MSC Subsidiary to distribute to the Borrower all assets held by the MSC Subsidiary for deposit into a Collateral Account subject to a Control Agreement in favor of Collateral Agent, and (ii) the Borrower shall not permit the MSC Subsidiary to hold any assets. The Borrower shall not permit the MSC Subsidiary to make any Investments or hold any assets that would cause the MSC Subsidiary to fail to qualify as a Massachusetts security corporation under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time).

(b) References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3 Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Fees and Expenses. The Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 6(d), and (ii) all other fees, costs and expenses, if any, due and payable as of the Second Amendment Effective Date under the Loan and Security Agreement.

(b) This Amendment. The Collateral Agent shall have received this Amendment, executed by the Collateral Agent, the Lenders and the Borrower.

(c) Representations and Warranties; No Default. On the Second Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i) The representations and warranties contained in Section 5 shall be true and correct on and as of the Second Amendment Effective Date as though made on and as of such date; and

(ii) There exist no Events of Default or events that with the passage of time would result in an Event of Default.

(d) Term C Loan. The Collateral Agent shall have received evidence reasonably satisfactory to it that the Term C Condition has been met and the Term C Loan has been funded.

SECTION 4 Post-Closing Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Second Amendment Effective Date, the Borrower shall, and shall cause each applicable Subsidiary:

(a) MSC Subsidiary Share Certificates and Powers. No later than seven (7) days after the Second Amendment Effective Date (or such later date as Collateral Agent may agree), deliver to Collateral Agent stock certificate(s) and related stock power(s) with respect to the MSC Subsidiary.

(b) Funding of the Term C Transaction. (i) no later than January 9, 2015 (or such later date as Collateral Agent may agree), deliver to Collateral Agent evidence reasonably satisfactory to Collateral Agent that Borrower has received at least Seven Million Five Hundred Thousand Dollars ($7,500,000) of net equity proceeds pursuant to the Term C Transaction; and (ii) no later than January 31, 2015 (or such later date as Collateral Agent may agree), deliver to Collateral Agent evidence reasonably satisfactory to Collateral Agent that Borrower has received at least Seventeen Million Five Hundred Thousand Dollars ($17,500,000) of licensing-related proceeds pursuant to the Term C Transaction.

SECTION 5 Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. For the purposes of this Section 5, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by the First Amendment and this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date); (b) that there has not been and there does not exist a Material Adverse Change; and (c) the information included in the Perfection Certificate delivered to Collateral Agent on the Effective Date, as updated by Exhibits A to this Amendment and to the First Amendment, remains true and correct.

SECTION 6 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and the Collateral Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. The Borrower hereby reaffirms the grant of security under Section 4.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the Second Amendment Effective Date, as of the date hereof.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Collateral Agent shall have received notice from such Lender prior to the Second Amendment Effective Date specifying its objection thereto.

(c) No Reliance. The Borrower hereby acknowledges and confirms to the Collateral Agent and the Lenders that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d) Costs and Expenses. The Borrower agrees to pay to the Collateral Agent within thirty days of its receipt of an invoice (or on the Second Amendment Effective Date to the extent invoiced prior at least one (1) Business Day prior to the Second Amendment Effective Date), the reasonable out-of-pocket costs and expenses of the Collateral Agent and the Lenders party hereto, and the reasonable fees and disbursements of counsel to the Collateral Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Second Amendment Effective Date or after such date.

(e) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(g) Complete Agreement; Amendments; Success Fee Agreement. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Agreement and the Loan Documents. For the avoidance of doubt and notwithstanding anything to the contrary in this Amendment, Borrower (a) reaffirms its obligations under the Success Fee Agreement, including without limitation its obligation to pay the Success Fee (as defined in the Success Fee Agreement) if and when due thereunder, and (b) agrees that the defined term “Loan Agreement” as defined in the Success Fee Agreement shall on and after the Second Amendment Effective Date mean the Loan Agreement as amended by the First Amendment and this Amendment and as may be amended, restated or modified from time to time on or after the Second Amendment Effective Date.

(h) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(i) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

(j) Loan Documents. This Amendment and the other Amendment Documents shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

SYNDAX PHARMACEUTICALS, INC. as Borrower

By:	/s/ John Pallies
Title:	Chief Financial Officer

COLLATERAL AGENT AND LENDERS:

SOLAR CAPITAL LTD., as Collateral Agent and a Lender

By:	/s/ Anthony Storino
Name:	Anthony Storino
Title:	Authorized Signatory

Exhibit A

Updates to Perfection Certificate

1)	Section 2(a) of the Perfection Certificate shall be amended and restated as follows:

2.	PARENT/SUBSIDIARIES OF COMPANY.

a. The legal name of each subsidiary and parent of Company is as follows. (A “parent” is an entity owning more than 50% of the outstanding ownership interest of Company. A “subsidiary” is an entity, 50% or more of the outstanding ownership interest of which is owned by Company.

Name	Jurisdiction	Date of Formation	Subsidiary /Parent	Fed. Employer ID No.
Syndax Limited	United Kingdom	April 19, 2011	Subsidiary

Syndax Securities Corporation	Massachusetts	December 17, 2014	Subsidiary

2)	Section 3(a) of the Perfection Certificate shall be amended and restated as follows:

3.	LOCATIONS OF COMPANY AND ITS SUBSIDIARIES

a. The chief executive offices of Company and its subsidiaries are presently located at the following addresses:

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
400 Totten Pond Road, Suite 110, Waltham, MA 02451	Company; Syndax Securities Corporation

Syndax Limited c/o Pink Accounting Resources, Ltd. The Clock House, Station Approach Marlow, Buckinghamshire SL7 1NT United Kingdom	Syndax Limited

3)	Reference to Biotec Services International Limited shall be removed from Section 3(d) of the Perfection Certificate.

4)	Section 5(b) of the Perfection Certificate shall be amended and restated as follows:

b. The following are all financial institutions at which Company and its subsidiaries maintain deposit accounts:

Bank Name	Account Number	Branch Address	Company/ Subsidiary	Purpose of Account
Silicon Valley Bank		Santa Clara, CA	Syndax	Operating

American Express Bank		Salt Lake City, UT	Syndax	Corp credit card collateral

Silicon Valley Bank		Santa Clara, CA	Syndax Securities Corporation	MSC investment corporation

5)	The following shall be added to Section 6 of the Perfection Certificate:

Convertible Unsecured Promissory Note, dated October 1, 2014, issued by the Company to MC Life Science Ventures, Inc.

6)	Section 9 of the Perfection Certificate shall be amended and restated as follows:

9.	LITIGATION; COMMERCIAL TORT CLAIMS

a. The following is a complete list of pending and threatened (in writing) litigation or claims involving amounts claimed against Company in an indefinite amount or in excess of $150,000 in each case: None.

7)	Reference to “Eighth Amended and Restated Certificate of Incorporation” in Section 13(f) of the Perfection Certificate shall be replaced with “Eleventh Amended and Restated Certificate of Incorporation.”

8)	The following shall be deleted from Section 13(h) of the Perfection Certificate:

SYNDAX Protocol SNDX-275-0501 (Active – not recruiting) A Phase 2 Multi-Center Study of Entinostat (SNDX-275) in Patients with Relapsed or Refractory Hodgkin’s Lymphoma

9)	The following shall be added to Schedule B of the Perfection Certificate:

Convertible Unsecured Promissory Note, dated October 1, 2014, issued by the Company to MC Life Science Ventures, Inc.

Subordination Agreement, dated October 1, 2014, by and among Solar Capital Ltd. and MC Life Science Ventures, Inc., and approved by the Company.

Series B-1 Preferred Stock Purchase Agreement, dated December 19, 2014, by and between the Company and Kyowa Hakko Kirin Co., Ltd.

License, Development and Commercialization Agreement, dated January 6, 2015, by and between the Company and Kyowa Hakko Kirin Co., Ltd.